                         EXHIBIT 21
                         ----------



                               SFBC SUBSIDIARIES
                               -----------------

SFBC Charlotte, Inc.
--------------------

Incorporated:              Florida


SFBC Ft. Myers, Inc.
--------------------

Incorporated:              Florida


South Florida Kinetics, Inc.
----------------------------

Incorporated:               Florida
Doing business as South Florida Bioavailability Clinic


SFBC Canada, Inc.
-----------------

Incorporated:
Qualified:   Canada
:

Anapharm, Inc.
--------------

Incorporated:     Province of Quebec
-